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                                                                   Exhibit 10.37

                                      LEASE

     LEASE (this "Lease") made as of the 28th day of December, 2005 (the "Date of this Lease" or "Date of the Lease") by and between DIRECT INVEST-60 FRONTAGE, LLC, a Delaware limited liability company ("Landlord"), and DYNAMICS RESEARCH CORPORATION, a Massachusetts corporation ("Tenant"). In consideration of the mutual covenants and conditions set forth below, Landlord and Tenant hereby agree as follows.

                                    ARTICLE I

                        Basic Data, Definitions, Exhibits

     1.1 Basic Data. Each reference in this Lease to any of the following terms and phrases shall be construed to incorporate the data stated for that term or phrase in this Section 1.1.

Landlord's Address:              DIRECT INVEST-60 FRONTAGE, LLC
                                 c/o Direct Invest, LLC
                                 211 Congress Street, 8th Floor
                                 Boston, MA 02110
                                 Attention: William F. Rand, III

with a copy in like manner to:   Goodwin Procter LLP
                                 Exchange Place
                                 Boston, MA 02109

                                 Attention: Samuel L. Richardson, Esq.

Tenant's Address:                Dynamics Research Corporation
                                 60 Frontage Road
                                 Andover, Massachusetts 01810
                                 Attention: Richard Covel, Esq.

with a copy in like manner to:   Nixon Peabody LLP
                                 100 Summer Street
                                 Boston, Massachusetts 02110
                                 Attention: Andrew I. Glincher, P.C.

Land: The land described in Exhibit A attached hereto.

Building:                        The building containing approximately 130,706
                                 square feet of floor area presently located on
                                 the Land and any Alterations and Improvements
                                 thereto.

Premises:                        The Land, the Building and the driveways,
                                 parking areas, loading facilities, walkways,
                                 utility lines and

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
                                 other improvements now or hereafter located on the Land.

Term Commencement Date:          The Closing Date under that certain Purchase
                                 and Sale Agreement by and between Direct Invest
                                 Property Acquisition, L.L.C. and Tenant, dated
                                 November 18, 2005.

Initial Term:                    The period beginning on the Term Commencement
                                 Date and ending on the last day of the tenth
                                 Lease Year.

Term:                            The Initial Term, the First Additional Term (if
                                 Tenant exercises Tenant's First Extension
                                 Option) and the Second Additional Term (if
                                 Tenant exercises Tenant's Second Extension
                                 Option).

Base Rent:                       The following amounts for the following Lease
                                 Years:

                                 Lease    Annual Base      Monthly     Base Rent Per
                                  Year        Rent        Base Rent     Square Foot
                                 -----   -------------   -----------   -------------
                                  1-2    $1,437,766.00   $119,813.83       $11.00
                                  3-4    $1,568,472.00   $130,706.00       $12.00
                                  5-7    $1,666,501.50   $138,875.12       $12.75
                                  7-10   $1,731,854.50   $144,321.20       $13.25

Permitted Uses:                  General office use and, subject to Landlord's
                                 prior written approval, which shall not be
                                 unreasonably withheld, such other uses
                                 permitted under the applicable zoning code
                                 without special permit or variance, provided
                                 that any Alterations and Improvements required
                                 with respect to such additional uses shall be
                                 performed by Tenant, at its sole cost and
                                 expense, in accordance with the requirements of
                                 this Lease. The Permitted Uses hereunder shall
                                 be subject to all Applicable Laws and to all
                                 reasonable requirements of the insurers of the
                                 Premises.

Commercial General Liability
Insurance Limits:                $5,000,000 combined single limit.

Broker:                          CB Richard Ellis/New England

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     1.2 Further Definitions. In addition to the terms and phrases set forth above, the following terms and phrases shall be defined as indicated.

     1.2.1 Additional Rent. "Additional Rent" shall mean all Real Estate Taxes, Operating Expenses, personal property taxes, insurance premiums and utility charges to be paid by Tenant pursuant to Section 3.2, all interest to be paid by Tenant on late payments of rent and late charges pursuant to Section 3.3, and all other charges to be paid by Tenant pursuant to any other of the terms and conditions of this Lease.

     1.2.2 Alterations and Improvements. "Alterations and Improvements" shall mean any alterations, modifications, installations, additions and improvements to the Premises.

     1.2.3 Applicable Laws. "Applicable Laws" shall mean all laws, codes, statutes, ordinances, by-laws, regulations, rules, licenses, permits, variances, governmental orders, governmental approvals, title restrictions and requirements of any board of fire underwriters, insurance rating organization and other insurance requirements applicable to any given facts, things, circumstances or events.

     1.2.4 Environmental Laws. Shall mean any federal, state and/or local statute, ordinance, bylaw, code, rule and/or regulation now or hereafter enacted, pertaining to any aspect of the environment or human health and safety, including, without limitation, Chapter 21C, Chapter 21D, and Chapter 21E of the General Laws of Massachusetts and the regulations promulgated by the Massachusetts Department of Environmental Protection, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C.
Section 9601 et seq., the Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2061 et seq., the Federal Clean Water Act, 33 U.S.C. Section 1251, the Federal Clean Air Act, 42 U.S.C.Section 7401 et seq., and Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.

     1.2.5 Event of Default. "Event of Default" shall have the meaning set forth in Section 11.1.

     1.2.6 Exterior Service Systems. "Exterior Service Systems" shall have the meaning set forth in Section 5.2.

     1.2.7 Final Professional. "Final Professional" shall have the meaning set forth in Sections 14.1 and 14.2.

     1.2.8 First Additional Term. "First Additional Term" shall have the meaning set forth in Section 14.1.

     1.2.9 First Additional Term Annual Base Rent. "First Additional Term Annual Base Rent" shall mean the meaning set forth in Section 14.1.

     1.2.10 First Additional Term Rental Notice. "First Additional Rental Notice" shall have the meaning set forth in Section 14.1.

     1.2.11 First Extension Notice. "First Extension Notice" shall have the meaning set forth in Section 14.3.

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                                       -4-


     1.2.12 Hazardous Substances. "Hazardous Substances" shall mean any substances, materials or wastes defined or regulated as hazardous or toxic under Environmental Laws, and shall specifically include, without limitation, oil, petroleum products, asbestos, urea formaldehyde insulation, materials containing lead, radon, and flammable, combustible and explosive substances.

     1.2.13 Indemnified Party. "Indemnified Party" shall have the meaning set forth in Section 7.1.

     1.2.14 Initial Improvements Allowance. $650,000.00, to be held in escrow by Mortgagee and distributed in accordance with the requirements of Section 5.6 in respect of the Initial Improvements to be performed by Tenant.

     1.2.15 Interior Service Systems. "Interior Service Systems" shall have the meaning set forth in Section 5.1.

     1.2.16 Landlord's Default. "Landlord's Default" shall have the meaning set forth in Section 13.6.

     1.2.17 Late Payment/Default Interest Rate. "Late Payment/Default Interest Rate" shall mean the prime rate of interest published from time to time in the Wall Street Journal (or, if such newspaper ceases publication or ceases publishing such rate, as published from time to time in a reasonably comparable publication), plus 2% per annum, but in no event more, when taken together with any other charges due from Tenant in connection therewith, than the maximum rate of interest allowed by Applicable Laws.

     1.2.18 Lease Year. "Lease Year" shall mean each twelve (12) month period during the Term commencing on the Term Commencement Date and on each anniversary of the Term Commencement Date, or, if the Term Commencement Date does not fall on the first day of a calendar month, the first Lease Year shall consist of the partial calendar month following the Term Commencement Date and the succeeding twelve full calendar months, and each succeeding Lease Year shall consist of a one-year period commencing on the first day of the calendar month following the calendar month in which the Term Commencement Date fell.

     1.2.19 Mortgage. "Mortgage" shall mean any mortgage, ground lease, deed of trust or other similar instrument evidencing a voluntary lien or encumbrance on the Premises and all modifications, amendments, extensions, renewals, replacements, substitutes and consolidations thereto.

     1.2.20 Mortgagee. "Mortgagee" shall mean the holder of any Mortgage.

     1.2.21 Necessary Permits. "Necessary Permits" shall mean all licenses, permits, approvals and variances necessary under all Applicable Laws to conduct a subject activity.

     1.2.22 Operating Expenses. "Operating Expenses" shall mean aggregate of (a) the reasonable costs and expenses incurred by Landlord to perform the repair, maintenance and replacement obligations under Section 4.2(a) and 4.2(b) (provided that the Operating Expenses under this clause (a) shall be deemed reasonable unless Tenant shall object in writing to

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                                       -5-


Landlord within ninety (90) days after receipt of the annual statement of Operating Expenses from Landlord under Section 3.2.4, and such Operating Expenses shall in all events be deemed reasonable in the event that the increase in such Operating Expenses with respect to a particular Operating Year over the immediately prior Operating Year is equal to or less than the corresponding increase in the Consumer Price Index for All Urban Consumers Boston-Brockton-Nashua, MA-NH-ME-CT (Base Year 1982-84 = 100), published by the United States Department of Labor, Bureau of Labor Statistics or such appropriate substitute index in the event that such index is not longer published), and (b) premiums for insurance Landlord is required to carry under this Lease or any reasonable and customary insurance required by any Mortgagee of the Premises, and not otherwise carried by Tenant hereunder, including, without limitation, the insurance required under Section 7.6, insurance covering loss of rent, and commercial general liability insurance, and (c) the third party management costs and expenses incurred by Landlord, which amounts under this clause (c) shall not exceed $12,000 per annum. Notwithstanding the foregoing, if, during the Term of this Lease, Landlord shall be required to make a capital expenditure, the total reasonable cost of which is not properly includable in Operating Expenses under clause (a) above for the year in which it was made, there shall nevertheless be included in such Operating Expenses for the year in which it was made and in Operating Expenses for each succeeding year the annual charge-off of such capital expenditure. The annual charge-off shall be determined by dividing the original capital expenditure plus an interest factor reasonably determined by Landlord as being the lesser of Landlord's costs of funds to perform such replacement or the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Premises is located, by the number of years of useful life of the capital expenditure; and the useful life shall be determined reasonably by Landlord in accordance with practices in effect at the time of making such expenditure.

     1.2.23 Operating Year. Shall mean each calendar year, all or any part of which falls within the Term.

     1.2.24 Parties for Which Landlord Is Responsible. "Parties for Which Landlord Is Responsible" shall mean Landlord's employees, servants, agents and contractors and any other parties claiming or occupying by, through or under Landlord or for which Landlord is otherwise legally responsible.

     1.2.25 Parties for Which Tenant Is Responsible. "Parties for Which Tenant Is Responsible" shall mean Tenant's employees, servants, agents, contractors, assignees, subtenants, licensees, concessionaires, invitees and any other parties claiming or occupying by, through or under Tenant or for which Tenant is otherwise legally responsible.

     1.2.26 Party; Parties. "Party" shall mean either Landlord or Tenant generally. "Parties" shall mean both Landlord and Tenant together.

     1.2.27 Permitted Assignments and Subleasings to Tenant Affiliates or Tenant Successors. "Permitted Assignments and Subleasings to Tenant Affiliates or Tenant Successors" shall have the meaning set forth in Section 6.2.

     1.2.28 Permitted Incidental Hazardous Substances. "Permitted Incidental Hazardous Substances" shall mean those Hazardous Substances ordinarily necessary in the conduct of Tenant's business on the Premises pursuant to the Permitted Uses. Tenant may bring and use

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                                       -6-


Permitted Incidental Hazardous Substances on the Premises, but only subject to and in strict compliance with the requirements, restrictions and conditions set forth in Section 4.7.

     1.2.29 Rent. "Rent" shall mean Base Rent, Additional Rent and any other sums or charges required to be paid by Tenant to Landlord under this Lease.

     1.2.30 Real Estate Taxes. "Real Estate Taxes" shall mean (a) all taxes, assessments (special or otherwise), levies, fees, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Term hereof, imposed or levied upon or assessed against the Premises, the Base Rent, Additional Rent, any other charges payable by Tenant hereunder, this Lease or the leasehold estate created hereby, or which arise with respect to the operation, possession or use of the Premises, (b) all gross receipts and similar taxes imposed or levied upon, assessed against or measured by any Base Rent, Additional Rent or other charges payable by Tenant hereunder, (c) all sales, value added, use and similar taxes at any time levied, assessed or payable on account of the acquisition, leasing or use of the Premises, and (d) all charges for utilities furnished to the Premises which may become a lien on the Premises.

     1.2.31 Real Estate Tax Fund Payments. "Real Estate Tax Fund Payments" and "Tax Fund Payments" shall have the meaning set forth in Section 3.2.2.

     1.2.32 Second Additional Term. "Second Additional Term" shall have the meaning set forth in Section 14.2.

     1.2.33 Second Additional Term Annual Base Rent. "Second Additional Term Annual Base Rent" shall have the meaning set forth in Section 14.2.

     1.2.34 Second Additional Term Rental Notice. "Second Additional Term Rental Notice" shall have the meaning set forth in Section 14.2.

     1.2.35 Second Extension Notice. "Second Extension Notice" shall have the meaning set forth in Section 14.2.

     1.2.36 Structure. "Structure" shall have the meaning set forth in Section 4.2(b).

     1.2.37 Substitute Taxes. "Substitute Taxes" shall have the meaning set forth in Section 3.2.1.

     1.2.38 Tenant Affiliate. "Tenant Affiliate" shall mean any corporation, limited liability company, partnership, trust or other entity (a) at least fifty-one percent (51%) of the outstanding stock, membership interest, partnership interest or beneficial interest of which is owned by Tenant, (b) which owns at least fifty-one (51%) of the outstanding stock, membership interest, partnership interest or beneficial interest of Tenant, (c) at least fifty-one (51%) of the outstanding stock, membership interest, partnership interest or beneficial interest of which is owned by a third corporation, limited liability company, partnership, trust or other entity which also owns at least fifty-one (51%) of the outstanding stock, membership interest, partnership interest or beneficial interest of Tenant or (d) at least fifty-one (51%) of the outstanding stock, membership interest, partnership interest or beneficial interest of which is owned collectively by

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                                       -7-


stockholders, members, partners or beneficiaries who also own collectively at least fifty-one (51%) of the outstanding stock, membership interest, partnership interest or beneficial interest of Tenant.

     1.2.39 Tenant Successor. "Tenant Successor" shall mean any corporation, limited liability company, partnership, trust or other entity which is the successor to Tenant by merger, consolidation, non-bankruptcy reorganization or acquisition of substantially all the assets or stock of Tenant.

     1.2.40 Tenant's First Extension Option. "Tenant's First Extension Option" shall have the meaning set forth in Section 14.1.

     1.2.41 Tenant's Second Extension Option. "Tenant's Second Extension Option" shall have the meaning set forth in Section 14.2.

     1.3 Exhibits. The Exhibits listed below in this Section 1.3 are incorporated in this Lease by reference and are to be construed as a part hereof:

          EXHIBIT A Legal Description of the Land

                                   ARTICLE II

                               Premises and Term

     2.1 Premises. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease.

     2.2 Term. TO HAVE AND TO HOLD for the Term, beginning on the Term Commencement Date.

     2.3 Premises Leased "As Is" . Landlord makes no representations or warranties whatsoever with respect to the Premises. Landlord leases the Premises to Tenant "as is, where is and with all faults".

     2.4 Delivery. Landlord shall deliver the Premises to Tenant on the Term Commencement Date, free and clear of all other tenants and occupants, in substantially the same condition as they are in on the Date of this Lease, except for reasonable wear and tear and any modifications made or damage caused by Tenant.

                                   ARTICLE III

                           Base Rent; Additional Rent

     3.1 Base Rent. Tenant covenants and agrees to pay the Base Rent to Landlord throughout the Term without offset, notice, demand or deduction, except as otherwise expressly provided in this Lease, at Landlord's Address or at such other place or to such other person or entity as Landlord may direct by thirty
(30) days' prior written notice to Tenant from time to time, in the annual amount for each Lease Year specified in Section 1.1 in monthly installments specified in Section 1.1, in advance on the first day of each calendar month during the Term, and for any partial month at the beginning or the end of the Term, the pro-rata portion of such monthly amount allocable thereto. This Lease shall be construed as though Landlord's covenants contained herein are independent and not dependent of Tenant's obligations hereunder, and Tenant hereby waives the benefit of any law or statute to the contrary.

     3.2 Additional Rent. Tenant covenants and agrees to pay as Additional Rent, without offset or deduction, except as otherwise expressly provided in this Lease, Real Estate Taxes, Operating Expenses and utility charges with respect to the Premises as follows:

     3.2.1 Real Estate Taxes. Tenant shall pay all Real Estate Taxes assessed, levied or imposed on or with respect to the Premises during and with respect to the Term. For each tax or assessment period, or installment period thereof, wholly included in the Term, Tenant shall pay such Real Estate Taxes directly to the authority or authorities charged with the collection thereto not less than ten (10) days prior to the last date on which the same may be paid without interest or penalty. For any fraction of a tax or assessment period, or installment period thereof, included in the Term at the end thereof, Tenant shall pay to Landlord, within ten (10) days after receipt of an invoice therefor, the fraction of the Real Estate Taxes so levied or assessed or becoming payable which is allocable to such included period. Tenant shall promptly after payment thereof furnish Landlord proof of payment of all items which Tenant is required to pay pursuant to this Section 3.2.1.

     If Tenant shall deem itself aggrieved by any such Real Estate Taxes and shall elect to contest the payment thereof, Tenant may make such payment under protest or if postponement of such payment does not jeopardize Landlord's title to the Premises, Tenant may postpone the same, provided that in all events it shall secure such payment and any potential interest and penalties thereon by causing to be delivered to Landlord cash or other adequate security in form and amount reasonably satisfactory to Landlord. Provided that Tenant has given prior written notice to Landlord, and provided that there is then no outstanding Event of Default, Tenant may file an application for abatement of real or personal property taxes in its own name or in the name of Landlord. If Tenant files an abatement application, Tenant shall (i) promptly provide a copy thereof to Landlord, (ii) diligently pursue such application, (iii) keep Landlord informed of the status thereof in writing, (iv) with respect to claims relating to a tax year which falls entirely or partially within the last three Lease Years of the Term, not settle such claim without the prior written approval of Landlord (which shall not be unreasonably withheld or delayed), and (v) not dismiss such claim (other than in connection with a settlement which must first be approved by Landlord where required under the preceding clause) without first giving Landlord at least thirty (30) days' prior written notice and opportunity to assume the prosecution of such claim. Landlord shall reasonably cooperate with Tenant in seeking such abatement. Any abatement

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                                       -9-


received shall be paid and distributed first to Tenant in the amount of the reasonable costs and expenses expended by Tenant to obtain such abatement, and the remainder to each Party in the proportion that it paid the Real Estate Taxes which were abated.

     Nothing contained in this Lease shall require Tenant to pay any income, franchise, corporate, estate, inheritance, succession, capital levy or transfer tax of Landlord, unless such tax is imposed, levied or assessed in substitution for any Real Estate Taxes which Tenant is otherwise required to pay pursuant to this Section 3.2.1.

     3.2.2 Tax Fund Payments. If there shall occur an Event of Default, then Landlord may, in its sole discretion, at any time after the occurrence of such Event of Default, elect rather than have Tenant pay Real Estate Taxes directly to the applicable authorities to do so itself and have Tenant make Tenant's payments for Real Estate Taxes to Landlord instead. Tenant shall also be required to make such payments to Landlord to the extent required by any Mortgagee of the Premises. Landlord may make such election by written notice thereof to Tenant. Commencing on the date that is thirty (30) days after receipt by Tenant of such notice, Tenant shall make monthly payments to Landlord in such amounts as Landlord shall from time to time reasonably determine and direct to be sufficient to provide in the aggregate a fund adequate to pay all Real Estate Taxes when they become due and payable ("Real Estate Tax Fund Payments" or "Tax Fund Payments"). If the aggregate of such Tax Fund Payments is not adequate to pay all such Real Estate Taxes, then Tenant shall pay to Landlord the amount by which such aggregate is less than the amount of all such Real Estate Taxes, such payment to be made on or before the later of (a) twenty (20) days after receipt by Tenant of notice from Landlord of such amount, or (b) the 30th day prior to the last day on which such Real Estate Taxes may be paid without interest or penalty. If Tenant shall have made the aforesaid Tax Fund Payments, then Landlord shall pay such Real Estate Taxes to the proper authority charged with the collection thereof, up to the amount of such Tax Fund Payments, and furnish Tenant, upon request, reasonable evidence of such payment. Any balance remaining after such payment by Landlord shall be accounted for to Tenant annually. Tenant shall continue to make Tax Fund Payments to Landlord until Landlord at its election terminates the requirement for such payments. If at any time Landlord so terminates the requirement for Tax Fund Payments, then Tenant still resume paying Real Estate Taxes directly to the applicable authorities as required by
Section 3.2.1.

     3.2.3 Personal Property Taxes. Tenant shall pay all taxes assessed against Tenant s personal property on or about the Premises directly to the authorities charged with the collection thereof before or on the dates due from time to time.

     3.2.4 Operating Expenses. Tenant shall pay to Landlord, as Additional Rent, an amount equal to the Operating Expenses (as defined in Section 1.2.22) incurred by Landlord with respect to each Operating Year, such amount to be apportioned for any portion of an Operating Year in which the Term Commencement Date falls or the Term of this Lease ends. Estimated payments by Tenant on account of Operating Expenses shall be made on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Base Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant s required payment, as reasonably estimated by Landlord from time to time during each Operating Year, on account of Operating Expenses for such Operating Year. After the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses for such

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                                      -10-


Operating Year. If estimated payments theretofore made for such Operating Year by Tenant exceed Tenant's required payment on account thereof for such Operating Year according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Operating Year are greater than the estimated payments (if any) theretofore made on account thereof for such Operating Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord, and the obligation to make such payment for any period within the Term shall survive expiration of the Term.

     3.2.5 Tenant's Insurance Costs. Tenant shall further pay all premiums and other costs of the insurance which it is required to carry pursuant to Article VII directly to the applicable insurers before or on the dates due from time to time.

     3.2.6 Utilities. Tenant shall pay directly to the proper authorities charged with the collection thereof all charges for water, sewer, gas, electricity, telephone and other utilities or services used or consumed on the Premises, whether called charge, tax, assessment, fee or otherwise, including, without limitation, water and sewer use charges and taxes, if any. Tenant shall pay such charges before or on the dates due from time to time.

     3.3 Late Payment of Rent. If Tenant fails to make any payment of Rent on the date such payment is due, then Tenant shall pay Landlord interest on such payment from the date due until the date paid at the Late Payment/Default Interest Rate, provided that such interest shall not be due the first time any such payment is late in any twelve (12) month period unless such payment has been late for more than ten (10) days. In addition, Tenant shall pay Landlord a late charge for any Rent payment which is not paid within ten (10) days after its due date equal to two (2) percent of such payment.

     3.4 Cost of Tenant's Obligations. Tenant shall bear the entire cost and expense of fulfilling and performing all of its obligations under this Lease.

                                   ARTICLE IV

       Use; Repairs and Maintenance; Compliance with Applicable Laws, etc.

     4.1 Use. Tenant shall use the Premises only for the Permitted Uses and not for any other purpose.

     4.2 Repair and Maintenance.

     (a) Subject to Landlord s obligations set forth in Section 4.2(b) below, Tenant shall throughout the Term keep and maintain the Premises, including, without limitation, (i) elevators, boilers, the plumbing, sprinkler, electrical and mechanical lines and equipment associated therewith, each to the extent located within the Building; (ii) utility and trunk lines, tanks and transformers, each to the extent located within the Building, (iii) improvements to the Land outside of the Building, including ditches, shrubbery, landscaping and fencing; and (iv) the parking areas and access ways located on the Land, in at least as good order, condition and repair as they are in on the Term Commencement Date or may be put during the Term, excepting only (x) reasonable wear and tear, (y) damage by fire or other casualty or taking by condemnation or eminent domain which shall instead be governed by Articles VIII and IX, and (z) damage caused by Landlord or Parties for Which Landlord is Responsible. Tenant shall obtain and maintain at all times during the Term of this Lease a maintenance contract with a responsible, licensed HVAC contractor, on terms reasonably acceptable to Landlord, for the regular maintenance of all heating, air conditioning and ventilating equipment serving the Building, and shall be responsible for the performance of all maintenance to be performed thereunder. Tenant shall keep accurate and complete records of the performance of all scheduled maintenance under such contract and shall provide copies thereof to Landlord from time to time upon request by Landlord. Tenant shall promptly make all repairs and replacements and do all other work necessary to accomplish the foregoing, at Tenant's sole cost and expense. In the event that the provisions of this Lease, including, without limitation the requirements of this Section 4.2(a), shall require that Tenant perform a capital replacement of any Building system serving the Building, notwithstanding the foregoing provisions of this Section 4.2(a), upon written request from Tenant, Landlord and not Tenant shall cause such replacement to be performed, and the amortized costs incurred by Landlord with respect to such capital replacement shall constitute an Operating Expense and shall be reimbursed by Tenant in accordance with the provisions of 3.2.4 above.

     (b) Subject to Tenant's obligations set forth in Section 4.2(a) above, Landlord shall maintain, repair and replace, as necessary, and keep in good order, safe and clean condition, the bearing walls, roof, exterior walls, support beams and columns, foundation, window frames and floor slabs of the Building (collectively, the "Structure" ) as well as any portion of the following systems, to the extent located outside of the Building but on the
Premises: plumbing, sprinkler, electrical and mechanical lines and equipment associated therewith and utility and trunk lines, tanks and transformers, except that Landlord shall in no event be responsible to Tenant for the repair of any condition on the Premises caused by any act or neglect of Tenant or Parties for Which Tenant is Responsible.

     (c) Notwithstanding the foregoing, Tenant shall determine in Tenant's commercially reasonable discretion when a replacement is needed, whereupon Tenant shall notify Landlord that such replacement is needed, and Landlord shall cause such replacement to be performed pursuant to this Section 4.2.

     4.3 Compliance with Applicable Laws. Tenant shall at all times during the Term strictly and promptly comply with all Applicable Laws with respect to the Premises and Tenant's use and occupancy thereof. Without limiting the generality of the foregoing, Tenant shall (a) obtain all Necessary Permits for the Permitted Uses and Tenant's occupancy of the Premises before commencing such uses and occupancy and maintain such permits in force and effect while continuing such use and occupancy, (b) obtain all Necessary Permits for any Alterations and Improvements which Tenant may make to the Premises from time to time pursuant to Article V before commencing any such work, and (c) install and maintain all safety equipment required in and on the Premises from time to time by all Applicable Laws as a result of Tenant's use and occupancy of the Premises, provided that if a change in Applicable Laws shall occur subsequent to the date of this Lease, which change in Applicable Laws is generally applicable to all office buildings similar to the Building, and if as a result of such change certain safety equipment must be installed in the Building that would constitute a capital expense under Section

1.2.22, Landlord shall be responsible to perform such installation under Section 4.2(b) above, and the costs thereof shall constitute an Operating Expense under
Section 3.2.4.

     4.4 No Nuisance; Prohibited Uses. Tenant shall not injure, overload, deface or otherwise harm the Premises; nor overload, impair or interfere with the heating, ventilating, air conditioning, hot water, plumbing, electrical, gas, elevator, mechanical, security, alarm or other systems in the Premises; nor commit any nuisance on, in, from or about the Premises; nor emit or permit the emission of any objectionable noise, vibration, odor, smoke or vapor from the Premises; nor conduct or allow any illegal, illicit or immoral activities on the Premises; nor make, allow or suffer any waste of the Premises; nor make any use of the Premises which is contrary to Applicable Laws or which will invalidate any of Landlord's or Tenant's insurance; nor conduct any auction, fire, "going out of business" or bankruptcy sales on the Premises.

     4.5 Rubbish Removal, Etc. Tenant shall have all trash, refuse, and garbage removed from the Premises at frequent intervals by a qualified removal contractor. Tenant shall keep all trash, refuse and garbage in suitable covered and secured containers. In no event shall Tenant allow large amounts of trash, refuse and garbage to accumulate. Tenant shall take reasonable precautions to prevent insect, vermin and pest infestation of the Premises, and shall promptly have insects, vermin and pests exterminated by a qualified extermination contractor should any infestation occur.

     4.6 Safety and Security. Tenant shall at all times maintain safety and provide adequate security at the Premises and with respect to the conduct of its business therein by, without limitation, (a) installing, utilizing, operating and maintaining appropriate locks and safety, security, fire suppression and alarm systems and equipment, (b) establishing appropriate and adequate safety and security procedures, training its employees in such procedures and causing such employees to follow them, and (c) if necessary, employing adequately trained security guards, personnel or services.

     4.7 Hazardous Substances. Tenant shall not bring, generate, store, use, install, dispose of, spill, release, emit or discharge any Hazardous Substances on, in or from the Premises, nor suffer, permit or allow any other Party for which Tenant Is Responsible to do so, except only for Permitted Incidental Hazardous Substances which are reasonably necessary for the conduct of Tenant's business in accordance with the Permitted Uses and then only in the amounts reasonably required in such connection. Tenant shall bring, generate, store, use and dispose of any such Permitted Incidental Hazardous Substances in strict compliance with all Environmental Laws, manufacturers' directions and industry standards. In the event that Tenant or any Parties for Which Tenant Is Responsible should spill, release, emit, discharge or dispose of any Hazardous Substances, permitted or otherwise, on, in or from the Premises, Tenant shall
(a) immediately notify Landlord thereof and (b) promptly contain, remediate, remove and clean up such substances in strict compliance with all Environmental Laws. Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold Landlord harmless from and against, any liabilities, losses, claims, damages, interest, penalties, fines, attorneys' fees, experts' fees, court costs, remediation costs, and other expenses which result from any the use, storage, handling, treatment, transportation, release or disposal of Hazardous Substances in or about the Premises by Tenant or Tenant's agents, employees or contractors, as well as any violation of the Environmental Laws by Tenant or it's agents, employees or contractors. Tenant shall promptly give written notice to Landlord of (i) any communication received by or from any governmental authority concerning Hazardous Substances which relates to the Premises, and (ii) any "disposal," "release" or "threat of release," as defined in Environmental Laws, of Hazardous Substances on, to, from, under or about the Building or Premises, including without limitation the presence of any substances in an amount or concentration that gives rise to a duty or obligation under any Environmental Law. During the Term of this Lease, Tenant shall provide Landlord with all notices or filings that Tenant is required to provide to or file with any governmental authority in connection with any Hazardous Substances that is being used by Tenant in the Premises. Such notices or filings shall be provided to Landlord simultaneously with delivery to the applicable governmental authority (and in any event prior to the date such notices are required to be filed). Upon execution of this Lease, Tenant shall provide to Landlord such notices and filings for the Hazardous Substances it is then using in connection with its business.

     4.8 Utilities. Tenant shall make its own arrangements for water, sewer, gas, electricity, telephone and all other utilities necessary to operate the Premises and to conduct the Permitted Uses therein.

     4.9 Signs. Tenant may, from time to time during the Term, at its own cost and expense, install identification signage on the Premises. The character, location, design, size, materials, shape, form, graphics and lighting shall be subject to Landlord's prior review and approval, which shall not be unreasonably withheld, and all Applicable Laws. Tenant shall be responsible for obtaining, at its sole cost and expense, all permits and approvals required by Applicable Laws. Tenant's installation work shall be subject to all of the applicable terms and conditions of this Lease regarding Alterations, and Tenant hereby covenants and agrees to maintain such exterior signage in good condition, consistent with the first class quality of the Building, and Tenant shall remove such signage from the Premises, and repair any damage caused thereby, upon the expiration or earlier termination of this Lease. Tenant's rights under this Section 4.9 shall not be assignable or transferable other than by the assignment of this Lease.

     4.10 Tenant Responsible for all Services, Etc. Except only for repair and restoration of the Premises after a fire or other casualty or taking of the Premises by condemnation or eminent domain pursuant to Articles VIII and IX or as otherwise specifically provided to the contrary in this Lease, including, without limitation, as provided in Section 4.2(b), Landlord shall not be obligated to maintain or repair the Premises, to provide water, sewer, gas, electricity, telephone or any other utilities to the Premises, to heat, air condition or ventilate the Premises, to remove trash, refuse and garbage from the Premises, to provide janitorial or security services to the Premises, to make the Premises comply with Applicable Laws or to provide any services, perform any functions or do any work whatsoever with respect to the Premises. Rather, all such services, functions and work shall be Tenant's responsibility, as provided in this Article IV and the other provisions, terms and conditions hereof.

     4.11 Landlord's Right to Enter. Tenant shall permit Landlord and its agents to enter the Premises at reasonable times after reasonable prior notice to Tenant, except in case of emergency (a) to make such repairs and replacements as Landlord is obligated to do so under this Lease, (b) to repair and restore the Premises after a fire or other casualty or taking of the Premises by condemnation or eminent domain pursuant to Articles VIII and IX, (c) to cure any defaults by Tenant pursuant to Section 11.3, again without any obligation to do so, and (d) to show the Premises to prospective purchasers and lenders. Tenant shall further permit Landlord and its agents during the last eighteen (18) months of the Term to show the Premises to prospective tenants and, during the last six (6) months of the Term, to affix and maintain notices of availability in suitable places in and on the Premises. In exercising its rights under this Section 4.11, Landlord shall use all reasonable efforts not to disturb Tenant's use and occupancy of the Premises.

                                    ARTICLE V

                          Alterations and Improvements

     5.1 Permitted Without Landlord's Approval. Tenant may place and replace its trade fixtures, tools, machinery, furniture, floor coverings, equipment and other tangible personal property in the Premises and may make Minor Alterations as it may desire at its own expense without Landlord's approval or consent, but with prior written notice to Landlord. Any such Minor Alterations shall be performed in compliance with all of the terms and conditions of this Lease. As used herein, "Minor Alterations" shall mean Alterations and Improvements which
(i) are non-structural in nature; (ii) shall not affect the exterior or the Structure of the Building; (iii) shall not be visible from the outside of the Building; (iv) shall not affect the proper functioning of any of the Building systems (including, without limitation, the heating, ventilation, air conditioning, plumbing, electrical, fire, health and life safety, sprinkler or security systems serving the Building; (v) shall not jeopardize health, safety or life safety; (vi) shall not require a change to the certificate of occupancy for the Building or Project due to an intended change in use of all or any portion of the Premises as a result of such proposed Alterations and Improvements; (vii) shall not cause the Building or the Project to be in violation of any Applicable Laws, and (viii) costs less than $100,000 to perform.

     5.2 Landlord s Approval. Except for Minor Alterations, Tenant may make Alterations and Improvements to the Premises subject to receipt of Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed, provided that Tenant shall comply with all of the terms and conditions of this Article V. If Tenant desires to perform Alterations and Improvements, then Tenant shall make a request for Landlord s approval by submitting to Landlord a list of proposed contractors and the plans and specifications for the work to be performed. Landlord shall respond within ten (10) business days from receipt of the same, approving those contractors and those portions of the work that are acceptable and disapproving those contractors and portions of the work that are, in Landlord's judgment reasonably exercised, unacceptable and specifying in reasonable detail the nature of Landlord's objection. If Landlord expresses its disapproval, Tenant shall submit modifications which are intended to satisfy Landlord's concerns and Landlord shall respond within five (5) business days from receipt of the same. This process shall continue until the parties have reached agreement. Any approval by Landlord permitting Tenant to do any or cause any Alterations and Improvements to be performed in or about the Premises or the Building shall be and hereby is conditioned upon Tenant's work being performed by workmen and mechanics working in harmony and not interfering with labor employed by Landlord, Landlord's mechanics or their contractors. If at any time any of the workmen or mechanics performing any Alterations and Improvements shall be unable to work in harmony or shall interfere with any labor employed by Landlord or its respective mechanics and contractors, then the permission granted by Landlord to

Tenant permitting Tenant to do or cause such Alterations and Improvements to be done in or about the Premises or the Building, may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant.

     5.3 Necessary Permits. Tenant shall obtain all Necessary Permits for any Alterations and Improvements under all Applicable Laws.

     5.4 Insurance. In connection with all Alterations and Improvements, Tenant shall obtain, or cause its general contractor and subcontractors to obtain, as applicable, the insurance specified in Section 7.3.5 and provide Landlord with certificates thereof. Tenant shall maintain, or cause such contractors to maintain, said insurance throughout the course of construction.

     5.5 Construction. Tenant shall construct all Alterations and Improvements in substantial compliance with the plans and specifications approved by Landlord (if such approval is required as provided above in this Article), the Necessary Permits received and all Applicable Laws. All work shall be done in a good and workmanlike manner. Tenant shall provide Landlord with as-built plans of such Alterations and Improvements within thirty (30) days after completion thereof.

     5.6 Payment of Costs; Discharge of Liens; Initial Improvements Allowance.

     (a) Tenant shall pay promptly when due the entire cost of constructing the Alterations and Improvements so that the Premises shall at all times be free of any liens for labor and materials. If any such lien should be recorded or should otherwise attach against the Premises, then Tenant shall discharge or bond such lien within twenty (20) days after Tenant's receipt of written notice of such lien.

     (b) Landlord acknowledges that Tenant intends to perform certain initial Alterations and Improvements in the Premises within the first twelve (12) months of the Term, including, without limitation, renovations and improvements to the energy management system, sky light, walkways, bathrooms (12) and upgrades to the landscaping (the "Initial Improvements"). Landlord hereby approves such Initial Improvements, subject to Tenant's compliance with the other terms and conditions of this Article 5, including, without limitation the requirements of
Section 5.2 above. Notwithstanding anything to the contrary contained herein, Landlord shall reimburse Tenant for the hard and soft costs incurred with respect to the Initial Improvements, up to the amount of the Initial Improvements Allowance. Tenant shall be entirely responsible for any excess. The Initial Improvements Allowance shall be payable by Landlord to Tenant upon written requisition to Landlord as provided herein. In any case, prior to payment of any such installment, Tenant shall deliver to Landlord a written request, which request shall be given no more frequently than once every thirty
(30) days, for such disbursement, which shall be accompanied by: (i) invoices for the Initial Improvements covered by such requisition; (ii) copies of partial lien waivers, or the final lien waiver if then applicable, in form complying with the requirements of M.G.L. c.254, s.32; and (iii) a certificate signed by the Tenant's architect certifying that the Initial Improvements represented by the aforementioned invoices have been completed substantially in accordance with the approved plans, and, with respect to a final installment, as-built plans and, if required for the Initial Improvements under Applicable Law, the final certificate of occupancy. Landlord shall pay each required installment within thirty (30) days of receiving the materials enumerated in the previous sentence. Each installment by

Landlord will be in the amount of such requisition, but in no event shall Landlord be required to pay more than the Initial Improvements Allowance. In the event that any amounts of the Initial Improvements Allowance shall remain upon the expiration of the first Lease Year, such remaining amount shall be applied to the installments of Base Rent next due under this Lease.

     5.7 Ownership. All Alterations and Improvements constructed by Tenant shall be deemed part of the Premises and shall be the property of Landlord, subject to Tenant's rights of use and occupancy pursuant to this Lease, unless Landlord provides written notice to Tenant promptly after Tenant notifies Landlord of its intent to perform such Alterations and Improvement to remove same at the expiration of this Lease, in which event Tenant shall promptly remove such Alterations and Improvements and restore the Premises or the Building, as applicable, to good order and condition prior to the expiration or earlier termination of the Term of this Lease.

     5.8 Required Septic Improvements.

     (a) The parties acknowledge that, as indicated in that certain "Title 5 Inspection of Subsurface Wastewater Disposal Systems, Dynamics Research Corporation, 60 Frontage Road, Andover, MA 01810", dated December, 2005, and the accompanying letter regarding Wastewater Disposal Options, dated December 14, 2005, from Ellis G. Neofotistos of Neofotistos, McRae & Associates, Inc. to Mr. Steve Saccardo of Dynamics Research Corporation (collectively, the "Wastewater Report"), the Premises is served by two wastewater disposal systems (hereinafter the "North System" and the "South System" and collectively, the "Systems" ) that will require replacement in the near future. Therefore, notwithstanding anything to the contrary contained in this Lease, the parties have agreed that Tenant shall, immediately following the Commencement Date for a period of up to six months (the "Study Period"), commence and diligently pursue the feasibility and likelihood of connecting the Premises to the municipal sewer system by the end of the second Lease Year in accordance with the recommendations contained in the Wastewater Report. If for any reason during the Study Period Landlord and Tenant do not reasonably agree that: (1) they can secure the necessary approvals from the municipal authorities to install and maintain such sewer connections; and
(2) the cost to connect to the municipal sewer system is equal to or less than the Letter of Credit Amount (as defined below); and (3) that the sewer connections can be achieved prior to the failure of either the North System or the South System, then Tenant shall, on or before the end of the second Lease Year, replace the South System and, on or before the end of the third Lease Year, replace the North System, in each case in accordance with a design approved by Landlord and otherwise subject to and in accordance with the provisions of this Section 5.8. Without limiting the foregoing, in the event that the parties shall attempt to obtain the permits and approvals for the sewer connection and are unsuccessful in obtaining them, Tenant shall have eighteen
(18) months following a final decision of the applicable municipal authority to replace the Systems as aforesaid. The work necessary to connect the Premises to a municipal sewer system, or to replace the existing Systems, is hereinafter referred to as the "Wastewater Improvements Work".

     (b) The Wastewater Improvements Work shall constitute an Alteration and Improvement under this Lease and Tenant shall comply with all of the terms and conditions of this Lease with respect to such Wastewater Improvements Work, including, without limitation the requirements of this Article V. Without limiting the foregoing, prior to commencing the Wastewater Improvements Work, Tenant shall submit to Landlord a list of proposed contractors and the plans and specifications (the "Plans") for Landlord's approval, (once approved, the "Approved Plans"). The Plans shall be stamped by a Massachusetts-registered engineer selected by Landlord in its sole discretion (the "Approved Engineer"), and shall comply with all Applicable Laws and the recommendations of the Wastewater Report. The Wastewater Improvements Work shall be diligently performed in accordance with the Approved Plans and all Applicable Laws by contractors and subcontractors approved by Landlord, under a written construction contract in form and substance acceptable to Landlord. The approval by Landlord of Tenant's contractors or subcontractors shall not impose upon Landlord any responsibility or liability whatsoever to Tenant as a result of, or arising out of, the defaults or other acts or omissions of such contractors. Tenant hereby acknowledges that the Wastewater Improvements Work will involve substantial disturbance to the Land and to the normal use and operation of the Premises by Tenant. Landlord shall have no liability to Tenant, nor shall Tenant be entitled to any diminution of rental value, nor shall this Lease or any obligations of Tenant hereunder be affected or reduced as a result of any claimed interference with the conduct of Tenant's business during the performance of the Wastewater Improvements Work.

     (c) Tenant shall not be deemed to have completed the Wastewater Improvements Work unless and until Tenant shall have delivered a certificate from the Approved Engineer that the Wastewater Improvements Work has been completed in accordance with the Plans, accompanied by copies of all applicable permits and approvals demonstrating that the Systems, or the replacement connections to the municipal sewer systems are fully operational in accordance with all Applicable Laws and the requirements of the Wastewater Report and are otherwise acceptable to Landlord (such date that Tenant has completed the Wastewater Improvements Work is hereinafter referred to as the "Wastewater Improvements Work Completion Date"). The provisions of Section 13.5 shall not apply to Tenant's obligations under this Section 5.8.

     (d) Tenant shall be responsible for all hard and soft costs and expenses with respect to the Wastewater Improvements Work, including, without limitation, all costs and expenses for design and engineering, permitting, and construction of the Systems in compliance with the design approved by Landlord, the Approved Plans and all Applicable Laws and all necessary legal and consultant fees and expenses. In order to secure Tenant's obligations under this Section 5.8, Tenant shall deliver to Landlord simultaneously with the execution and delivery by Tenant of this Lease, as collateral for the full performance by Tenant of all of its obligations under this Section 5.8 and for losses and damages Landlord may suffer as a result of any default hereunder, a standby, unconditional, irrevocable, transferable letter of credit (the "Letter of Credit") in the form of Exhibit B attached hereto and containing the terms required herein, in the face amount of $1,031,250.00 (the "Letter of Credit Amount"), naming Landlord as beneficiary, issued by a bank acceptable to Landlord in its sole discretion (it being agreed that Brown Brothers Harriman is acceptable to Landlord), permitting multiple and partial draws thereon, transferable by Landlord without additional cost to Landlord. Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) through the date (the "Final LC Expiration Date") that is forty five (45) days after the Wastewater Improvements Work Completion Date. Notwithstanding the foregoing, upon completion of the Wastewater Improvements Work with respect to the South System in accordance with the requirements of this Section 5.8, the Letter of Credit Amount may be reduced to an amount equal to one hundred twenty-five percent (125%) of the estimated remaining costs and expenditures related for the Wastewater Improvement Work with respect to the North System. If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), then Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord not later than 30 days prior to the expiration date of the Letter of Credit then held by Landlord. Any renewal or replacement Letter of Credit shall comply with all of the provisions of this Section 5.8. Landlord shall have the right to draw upon the Letter of Credit, in whole or in part, at any time and from time to time if (i) Tenant shall default in its obligations under this Section 5.8, or (ii) the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), and Tenant fails to deliver to Landlord, at least 30 days prior to the expiration date of the Letter of Credit then held by Landlord, a renewal or substitute Letter of Credit that is in effect and that complies with the provisions of this Section 5.8. The proceeds of the Letter of Credit may be applied by Landlord against any costs or expenses incurred by Landlord in respect of a default of Tenant under this Section 5.8, including, without limitation costs incurred by Landlord in performing the Wastewater Improvements Work, and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any default by Tenant under this Section 5.8. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord's other assets. Notwithstanding the foregoing, provided Tenant has performed all of its obligations under this Section 5.8, Landlord agrees to pay to Tenant within forty five (45) days after the Final LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied against any obligations of Tenant under this Section 5.8. The Letter of Credit Amount shall not be deemed to liquidate or limit Tenant's obligations under this Section 5.8, and Tenant shall at all times remain fully and primarily liable for all obligations under this Section 5.8 with respect to the Systems and the Wastewater Improvements Work, including, without limitation, costs incurred by Landlord to complete the Wastewater Improvements Work above and beyond the proceeds from the Letter of Credit.

     (e) The obligations of Tenant under this Section 5.8 shall survive the termination of this Lease.

                                   ARTICLE VI

                            Assignment and Subletting

     6.1 Assignments and Subleasings Generally. Except for Permitted Assignments and Subleasings to Tenant Affiliates or Tenant Successors pursuant to Section 6.2, Tenant shall not assign, transfer, mortgage or pledge this Lease or grant a security interest in Tenant's rights hereunder, or sublease all of any part of the Premises, or suffer or permit this Lease or the leasehold interest created hereby to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, without in each instance obtaining Landlord's written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed provided that the following conditions are met: (a) there does not then exist an Event of Default, (b) any proposed assignee has the reasonable financial capability, in the case of an assignee, to perform Tenant's obligations hereunder, (c) the assignment instrument or subject sublease is reasonably satisfactory to Landlord in form and substance, (d) the proposed use of the sublease premises for other than general office use is acceptable to Landlord in its reasonable discretion, (e) there shall be no more than three (3) subleases in effect at any one time. Tenant shall reimburse Landlord on demand, as Additional Rent, for any out-of-pocket costs (including reasonable attorneys' fees and expenses) incurred by Landlord in connection with any actual or proposed assignment or sublease or other act described above, whether or not consummated, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant, which costs and expenses shall in no event exceed $1,500.00.

     6.2 Permitted Assignments and Subleasings to Tenant Affiliates and Tenant Successors. Tenant may from time to time assign this Lease or sublease all or any part of the Premises to a Tenant Affiliate or Tenant Successor without having to obtain Landlord's consent (such an assignment or subleasing, a "Permitted Assignment or Subleasing to a Tenant Affiliate or Tenant Successor"), provided and on condition that, with respect to an assignment to a Tenant Affiliate or Tenant Successor, (a) such entity has a net worth, computed in accordance with generally accepted accounting principles consistently applied, at least equal to the greater of (1) the net worth of Tenant immediately prior to such transfer, or (2) the net worth of Tenant herein named on the date of this Lease, (b) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, and (c) the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord in its reasonable discretion, to be bound by all the obligations of Tenant hereunder, including, without limitation, the covenant against further assignment and subletting, except in accordance with the provisions.

     6.3 Information. Tenant shall for each proposed assignment or subleasing, including any Permitted Assignment or Subleasing to a Tenant Affiliate or Tenant Successor (except as otherwise expressly provided in this Section 6.3), provide Landlord with the (a) name and address of the proposed assignee or subtenant,
(b) copies of all assignment or sublease instruments, and (c) financial statements for the proposed assignee or subtenant for the last two (2) years or so many of them for which such statements are available, and if not available, reasonable alternative financial information which accurately presents the financial condition of the proposed assignee or subtenant, provided that the requirements of this clause (c) shall not apply to a sublease to a Tenant Affiliate.

     6.4 Transfer in Violation Void; Tenant's Liability Continues. Any attempted assignment, transfer, mortgage, pledge, grant of security interest, sublease or other encumbrance, except as permitted by this Article VI, shall be void. No assignment, transfer, mortgage, grant of security interest, sublease or other encumbrance, whether or not approved, and no indulgence granted by Landlord to any assignee, sublease or occupant shall in any way impair Tenant's continuing primary liability hereunder, which after an assignment or subletting shall be joint and several with the assignee or sublessee. No consent by Landlord to any particular assignment, transfer, mortgage, pledge, grant of a security interest, sublease or encumbrance shall be construed as a consent to any other assignment, transfer, mortgage, pledge, grant of a security interest, sublease or encumbrance, nor as a waiver of Tenant's obligation to obtain Landlord's consent (if such consent is required under the terms of this Lease) to any other such transaction in any other instance or case.

                                   ARTICLE VII

                             Indemnity and Insurance

     7.1 Indemnity.

     7.1.1 Subject to the provisions of Section 7.5, Tenant agrees to indemnify and save harmless Landlord and Landlord's partners, members, shareholders, officers, directors, managers, employees, agents and contractors and any Mortgagee from and against all claims, losses, cost, damages, liability or expenses of whatever nature (a) arising from any default by Tenant in the performance of any covenant or agreement on its part to be performed pursuant to the provisions of this Lease, which covenant or agreement remains uncured after expiration of any applicable notice and cure period, so long as Tenant is diligently and continuously pursuing such cure to completion, or (b) arising from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises, except to the extent Landlord is required to indemnify Tenant pursuant to Section 7.1.2 below. This indemnity shall include all court costs, reasonable attorneys' fees, expenses and liabilities incurred in or in connection with any such claim or any proceeding brought thereon, and the defense thereof. If any action or proceeding is brought against Landlord by reason of any such claim, then Tenant agrees to defend the action or proceeding at its expense upon notice from Landlord.

     7.1.2 Subject to the provisions of Section 7.5, Landlord agrees to indemnify and save harmless Tenant from and against all claims, losses, cost, damages, liability or expenses of whatever nature arising from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises, if and to the extent (a) caused by the negligence or willful misconduct of Landlord or any Parties for Which Landlord is Responsible, or (b) arising from any default by Landlord in the performance of any covenant or agreement on its part to be performed pursuant to the provisions of this Lease, which covenant or agreement remains uncured after expiration of any applicable notice and cure period, so long as Landlord is diligently and continuously pursuing such cure to completion. This indemnity shall include all court costs, reasonable attorneys, fees, expenses and liabilities incurred in or in connection with any such claim or any proceeding brought thereon, and the defense thereof. If any action or proceeding is brought against Tenant by reason of any such claim, then Landlord agrees to defend the action or proceeding at its expense upon notice from Tenant.

     7.2 Use and Occupancy at Tenant's Risk. Tenant's use and occupancy of the Premises, and that of any Party for Which Tenant Is Responsible, and all Tenant's furnishings, fixtures, equipment, Alterations and Improvements, materials, supplies, inventory, effects and property of every kind, nature and description and those of any Party for Which Tenant Is Responsible which during the continuance of this Lease or any occupancy of the Premises by Tenant or any Party for Which Tenant Is Responsible may be on the Premises shall be at Tenant's and such parties' sole risk and hazard. Landlord shall not be liable to Tenant or any Party for Which Tenant Is Responsible for injury to or death of any person or damage to or destruction of any property in, on or about the Premises, or for any other losses, damages, costs, expenses or liabilities whatsoever, including, without limitation, where caused by fire, water, explosion, collapse, the leakage or bursting of water, steam, or other pipes, any environmental or other condition in, on, of or about the Premises or any other event, occurrence, condition or cause, except only to the extent caused by the negligence or willful misconduct of Landlord or any Parties for Which Landlord is Responsible.

     7.3 Insurance to be Carried. Tenant shall take out and maintain throughout the Term and such further time as Tenant occupies all or any part of the Premises, the following insurance with respect to the Premises at Tenant's sole cost and expense:

     7.3.1 Property Insurance. Special form property insurance covering Tenant's trade fixtures, furnishings, equipment, Alterations and Improvements performed by Tenant during the Term, materials, supplies, inventory, effects and personal property in the Premises, in the amount of the replacement cost thereof from time to time.

     7.3.2 Liability Insurance. Commercial general liability insurance indemnifying against all claims and demands for any injury to person or property which may be claimed to have occurred in, on or about the Premises in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth for such insurance in Section 1.1, and, from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes, provided that Tenant shall not be obligated to so increase such insurance unless at least one year has elapsed since the last adjustment and then only if requested to do so by Landlord.

     7.3.3 Workmen's Compensation Insurance. Workmen's compensation insurance with statutory limits covering all of Tenant's employees working on the Premises.

     7.3.4 Employer's Liability Insurance. Employer's liability insurance in amounts at least equal to the commercial general liability insurance limits set forth in Section 1.1 or such higher limits as may be applicable for such insurance under Section 7.3.2.

     7.3.5 Insurance During Construction. At all times during which Tenant undertakes any Alterations and Improvements, all-risk builder's risk insurance in such amount necessary to provide full replacement coverage to the Premises as improved by such Alterations and Improvements.

     7.3.6 Additional Insurance. Such further insurance in such amounts as Landlord or any Mortgagee may from time to time reasonably require, provided that (a) such insurance is, when required, customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes, and (b) such amounts are, when required, not higher than the amounts customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes.

     7.4 General Requirements. All policies required under this Article VII shall be obtained from responsible companies qualified to do business in the Commonwealth of Massachusetts and in good standing therein. Tenant shall be named as the insured and Landlord as an additional insured under all liability policies. Any Mortgagee of which Landlord gives Tenant notice shall also be named as an additional insured on such liability policies. Tenant shall furnish Landlord with original certificates with respect to all policies required under this Article VII prior to the beginning of the Term and of each renewal policy at least twenty (20) days prior to the expiration of the policy it renews. Tenant shall also furnish Landlord with reasonable evidence of the timely payment of all premiums for such policies. Each policy required to be carried by Tenant hereunder shall be non-cancelable with respect to Landlord's or such Mortgagee's interest without at least twenty
(20) days' prior written notice thereto. Liability limits may be achieved by obtaining so-called umbrella policies over the basic coverage with a "per location" endorsement allocating the required limits of coverage to the Premises. In the event provision for any such insurance is to be by a blanket insurance policy, the policy shall allocate a specific amount of coverage to the Premises, which allocation shall be sufficient in amount to satisfy the requirements of this Article VII.

     7.5 Waiver of Claims. Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other Party, or any one for whom such Party may be responsible; provided, however, that this release shall be applicable in force and effect only with respect to loss or damage occurring during such time as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder. Each Party shall request its insurance carriers to include a waiver of subrogation clause in all insurance policies which relate to the Premises or use of the Premises so long as such clause is obtainable without extra cost, or, if extra cost shall be charged therefor, so long as the other Party pays such entire cost. If extra cost shall be charged therefor, each Party shall advise the other thereof and of the amount of the extra cost, and the other Party, at its election, may pay the same, but shall not be obligated to do so.

     7.6 Property Insurance. Throughout the Term, Landlord shall cause the Premises to be insured against loss or damage by fire and the perils commonly covered under the standard extended coverage endorsement to the extent of not less than the full replacement cost thereof, from time to time excluding all Alterations and Improvements made by Tenant during the Term.

                                  ARTICLE VIII

                                    Casualty

     8.1 Architect's Opinion. If any portion of the Premises is damaged by fire, earthquake, flood or other casualty, or by any other cause of any kind or nature (the "Damaged Property") and the Damaged Property can, in the opinion of Landlord's architect reasonably exercised, be repaired within three hundred sixty (360) days from the date of the damage, then Landlord shall proceed promptly to make such repairs as required by Section 8.3, subject to the requirements of all Applicable Laws, the availability of insurance proceeds and the provisions of this Article VIII. This Lease shall not terminate, but Tenant shall be entitled to a pro rata abatement of Base Rent and Additional Rent payable during the period commencing on the date of the damage and ending on the date the and the Premises are delivered to Tenant with the Damaged Property repaired to the extent required under Section 8.3. The extent of rent abatement shall be based upon the portion of the Premises rendered untenantable, unfit or inaccessible for use by Tenant for the purposes stated in this Lease during such period. When required by this Article VIII, the architect's opinion shall be delivered to Tenant within sixty (60) days from the date of the damage. The architect's opinion shall be made in good faith after a thorough investigation of the facts required to make an informed judgment. The architect shall consider and include as part of its evaluation the period of time necessary to obtain the required approvals of the municipal authorities, to order and obtain materials, and to engage contractors.

     8.2  Right to Terminate.

     If (a) in the opinion of Landlord s architect reasonably exercised, damage to the Damaged Property cannot be repaired within three hundred sixty (360) days from the date of the damage, or (b) despite Landlord s having carried all of the insurance required under Section 7.6 hereof, the insurance proceeds available to Landlord to perform such repair and restoration is insufficient, then Landlord may terminate this Lease by notice to Landlord within twenty (20) days from the date on which the architect's opinion is delivered to Tenant. Notwithstanding the foregoing, in the event that Landlord shall elect to terminate this Lease solely as a result of the insufficiency of insurance proceeds, Tenant shall have the option to elect to fund any deficiency required to complete the restoration required under this Article VIII, by written notice delivered to Landlord within ten (10) business days after receipt of such termination notice from Landlord. In the event that Tenant shall so timely elect to fund the remaining amount of the costs and expenses of restoration, Landlord's termination shall be null and void, and Landlord shall proceed to restore the Damaged Property as required hereunder. Tenant shall fund such sums during the construction process within twenty (20) days after receipt of a requisition from Landlord, and the amount of any such reimbursement shall be pro rata based on a fraction, the numerator of which is the total costs and expenses of restoration in excess of the insurance proceeds available to Landlord, and the denominator of which is the total costs and expenses of the restoration. In such case, Tenant shall have the right to offset such sums expended by Tenant from the next due payments of Base Rent due under this Lease, but not in excess of one year's Base Rent hereunder.

     If (i) in the opinion of Landlord's architect reasonably exercised, damage to the Damaged Property cannot be repaired within three hundred sixty (360) days from the date of the damage, or (2) Landlord commences and proceeds with due diligence but fails to complete the repair of the Damaged Property as required by Section 8.3 within such three hundred sixty (360) day period, subject to delays caused by Tenant or as a result of force majeure, then Tenant may terminate this Lease as follows: for the reason stated in subparagraph (i), by notice to Landlord within twenty (20) days from the date on which the architect's opinion is delivered to Tenant; and (ii) for the reason stated in subparagraph (2), by such notice within twenty (20) days from the end of the three hundred sixty (360) day period, as such period may have been extended. Upon termination, Base Rent and Additional Rent shall be apportioned as of the date of the damage and all prepaid Base Rent and Additional Rent shall be repaid.

     8.3 Repair of Damaged Property. If neither party exercises its option to terminate hereunder, then Landlord shall, with due diligence, repair the Damaged Property as a complete architectural unit of substantially the same usefulness, design and construction existing immediately prior to the damage, excluding the Alterations and Improvements performed by Tenant during the Term. Tenant shall be entitled to a pro rata abatement of Base Rent and Additional Rent in the manner and to the extent provided in Section 8.1. The word "repair" as used in this Article VIII shall include rebuilding, replacing, and restoring the Damaged Property.

                                   ARTICLE IX

                                 Eminent Domain

     9.1 Taking - Lease Ends. If at any time during the Term the whole of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain, this Lease shall terminate on the date of such taking, except as provided in Section 9.3. If less than all of the Premises shall be so taken and in Tenant s reasonable opinion the remaining part is insufficient for the conduct of Tenant's business, then Tenant may, by notice to Landlord within sixty (60) days after the date Tenant is notified of such taking, terminate this Lease. If Tenant exercises its option, this Lease and the Term shall end on the date specified in Tenant's notice and the Base Rent and Additional Rent shall be apportioned and paid to the date specified in Tenant's notice.

     9.2 Taking - Lease Continues. If less than all of the Premises shall be taken and, in Tenant's reasonable opinion communicated by notice to Landlord within sixty (60) days after Tenant is notified of such taking, Tenant is able to gain access to and continue the conduct of its business in the part not taken, this Lease shall remain unaffected, except that Tenant shall be entitled to a pro rata abatement of Base Rent and Additional Rent based upon the nature of the space taken (office space, storage, parking area) and upon the proportion which the area of the Premises or parking area, as case may be, so taken bears to the area of the Premises or parking area, as case may be, immediately prior to such taking.

     9.3 Temporary Taking. If the use and occupancy of the whole or any part of the Premises is temporarily taken for a public or quasi-public use for a period less than the balance of the Term, then this Lease and the Term shall continue in full force and effect and Tenant shall be entitled to a pro rata abatement of Base Rent and Additional Rent in the manner and to the extent provided in
Section 9.2 or, at its option, receive that portion of the award for such taking which represents compensation for the value of Tenant's leasehold estate and the Term demised hereunder, in which case Tenant shall continue to pay the Base Rent and Additional Rent in full when due.

     9.4 Landlord's Award. Landlord shall be entitled to receive the entire award or awards in any condemnation proceeding without deduction therefrom for any estate vested in Tenant and Tenant shall receive no part of such award or awards from Landlord or in the proceedings, except as otherwise expressly provided in this Article IX. Subject to the foregoing, Tenant hereby assigns to Landlord any and all of Tenant's right, title and interest in or to such award or awards or any part thereof.

     9.5 Tenant's Award. If there is a taking of all or any portion of the Premises, then Tenant shall, if allowed by Applicable Laws, be entitled to appear, claim, prove and receive in the condemnation proceeding (a) the unamortized value over the Term of the Alterations and Improvements, provided the same shall have been paid for by Tenant; (b) the value of Tenant's personal property that is damaged, destroyed or taken hereunder; (c) the cost of relocation; and (d) special awards or allowances paid to tenants when their rental space is taken by eminent domain.

     9.6 Restoration By Landlord. If there is a taking of all or any portion of the Premises and this Lease is continued, then Landlord shall, to the extent of the available takings award, proceed with reasonable diligence to repair, replace and restore the Premises as a complete architectural unit of substantially the same proportionate usefulness, design and construction existing immediately prior to the date of taking.

     9.7 Definitions. Taking by condemnation or eminent domain hereunder shall include the exercise of any similar governmental power and any sale, transfer or other disposition of the Premises in lieu or under threat of condemnation.

                                    ARTICLE X

                                    Yield Up

     10.1 Yield Up. At the expiration of the Term or earlier termination of this Lease, Tenant shall surrender all keys to the Premises, remove all of its furnishings, fixtures, equipment, materials, supplies, inventory, effects and other personal property from the Premises (including, without limitation, all of Tenant's trade furnishings, trade fixtures and equipment and any Alterations and Improvements designated by Landlord for removal pursuant to Section 5.7), remove all of its signs wherever located, repair all damage caused by any such removal and yield up the Premises in the same good, proper, clean, sanitary, safe, sound, working and tenantable order, condition and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease. Any of Tenant's property not so removed shall be deemed abandoned and may be retained by Landlord or may be removed and disposed of by Landlord in such manner as Landlord shall determine. Tenant shall pay Landlord the entire cost and expense incurred by Landlord in effecting such removal and disposition. Without limiting the generality of the foregoing, Tenant shall have the right upon the expiration or termination of this Lease to remove all of its trade fixtures, furnishings and equipment from the Premises, provided that it complies with all requirements of this Section 10.1 in doing so.

     10.2 Holdover. For each day after the expiration of the Term, or the earlier termination of this Lease, and prior to Tenant's performance of its obligation to yield up the Premises under this Article, Tenant shall pay to Landlord as rent an amount equal to one hundred fifty percent (150%) of the Base Rent computed on a daily basis, together with all Additional Rent and other charges payable with respect to each such day. Any such holding over by Tenant shall be a tenancy at sufferance only. In the event that Tenant shall remain in the Premises for more than thirty (30) days following the expiration or earlier termination of this Lease, Tenant shall also pay to Landlord all damages, direct and/or indirect, sustained by reason of any such holding over.

                                   ARTICLE XI

                                    Defaults

     11.1 Events of Default. (a) If Tenant fails to make any payment of Base Rent, Additional Rent or other charges when due hereunder and does not cure such default within ten

(10) days after notice thereof from Landlord, or (b) if Tenant fails to procure or maintain any of the insurance required hereunder and does not cure such default within ten (10) days after notice thereof from Landlord, or (c) if Tenant fails to perform any of its other obligations under this Lease and does not cure such default within thirty (30) days after notice thereof from Landlord, or, if such default is not reasonably susceptible of cure within thirty (30) days, if Tenant does not commence to cure within such thirty (30) days and thereafter diligently and continuously prosecute such cure to completion, or (d) if Tenant becomes insolvent or (e) if the leasehold estate under this Lease or any substantial part of the property of Tenant is taken on execution, or by other process of law, or is attached or subjected to any other involuntary encumbrance and such property is not reconveyed to Tenant or such attachment or encumbrance is not dissolved within sixty (60) days thereafter, or
(f) if a receiver, trustee, custodian, guardian, liquidator or similar agent is appointed with respect to Tenant, or if any such person or a mortgagee, secured party or other creditor takes possession of the Premises or of any substantial part of the property of Tenant, and, in either case, if such appointment or taking of possession is not terminated within sixty (60) days after it first occurs, or (g) if a petition is filed by or with the consent of Tenant under any federal or state law concerning bankruptcy, insolvency, reorganization, arrangement, or relief from creditors, or (h) if a petition is filed against Tenant under any federal or state law concerning bankruptcy, insolvency, reorganization, arrangement, or relief from creditors, and such petition is not dismissed within sixty (60) days thereafter, or (i) if Tenant dissolves or is dissolved or liquidates or adopts any plan or commences any proceeding, the result of which is intended to include dissolution or liquidation (each of the foregoing an "Event of Default"), then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice and with or without process of law (forcibly, if necessary) enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and, upon such entry or mailing as aforesaid, this Lease shall terminate, Tenant hereby waiving all statutory rights (including, without limitation, rights of redemption, if any, to the extent such rights may be lawfully waived) and Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant. Upon such termination, Tenant shall immediately vacate and surrender the Premises and deliver possession thereof to Tenant.

     11.2 Remedies. In the event that this Lease is terminated under any of the provisions contained in Section 11.1, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the rental value of the Premises for said residue. In calculating the rent reserved, there shall be included, in addition to the Base Rent and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue. Tenant further covenants as additional and cumulative obligations after any such termination to pay punctually to Landlord all the sums and to perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the immediately preceding sentence, Tenant shall be credited with the portion of any amount paid to Landlord as compensation as in this Section 11.2 provided allocable to the corresponding portion of the Term, and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may, but shall not be obligated to, (a) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and (b) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same.

     In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 11.2, Landlord may, by notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 11.1 and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Base Rent and Additional Rent accrued in the year ended prior to such termination plus the amount of Rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 11.2 up to the time of payment of such liquidated damages.

     Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings under any federal or state law relating to bankruptcy or insolvency or reorganization or arrangement an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than the amount of the loss or damages referred to above.

     11.3 Landlord's Right to Cure Defaults. Landlord may, but shall not be obligated to, at any time following thirty (30) days' prior notice to Tenant, or such shorter period as may be required in Landlord's reasonable discretion in the event of an emergency, cure any default by Tenant under this Lease; and whenever Landlord so elects, all reasonable costs and expenses incurred by Landlord, including reasonable attorneys' fees in curing such default, shall be paid by Tenant to Landlord as Additional Rent within ten (10) days after receipt of an invoice therefor, together with interest thereon at the Late Payment/Default Rate from the date of payment by Landlord to the date of payment by Tenant.

     11.4 Effect of Waivers of Default. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein or otherwise, except as to the specific instance, operate to permit similar acts or omissions. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

     11.5 No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Base Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, unless Landlord elects by notice to Tenant to credit such sum against the most recent installment due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed a waiver, an agreement or an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

                                   ARTICLE XII

                                    Mortgages

     12.1 Rights of Mortgagees; Limitation of Liabilities.

     12.1.1 With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to a Mortgagee, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by such Mortgagee shall never be treated as an assumption by such Mortgagee of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and, except as aforesaid, such Mortgagee shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of the Mortgage or the taking of possession of the Premises.

     12.1.2 In no event shall the acquisition of Landlord's interest in the Premises by a purchaser which, simultaneously therewith, leases Landlord's entire interest in the Premises back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

     12.1.3 Except as provided in Section 12.1.2, in the event of any transfer of title to the Premises by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder.

     12.1.4 After receiving notice from Landlord of any Mortgagee of the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such Mortgagee (provided Tenant shall have been furnished with the name and address of such Mortgagee), and the curing of any of Landlord's defaults by such Mortgagee shall be treated as performance by Landlord.

     12.2 Subordination and Non-Disturbance. This Lease shall be subordinate and subject to all Mortgages; provided, however, that with respect to any existing Mortgage, no later than the date Tenant executes and delivers this Lease and, with respect to any future Mortgage, on or before the effective date thereof, Landlord shall obtain from the Mortgagee a written agreement with Tenant binding on their respective legal representatives, successors and assigns that provides, among other provisions, that so long as this Lease shall be in full force and effect and there shall be no Event of Default hereunder (a) Tenant shall not be joined as a defendant in any proceeding which may be instituted to foreclose or enforce the Mortgage, and (b) Tenant's rights under this Lease and possession and use of the Premises in accordance with the provisions of this Lease shall not be terminated, diminished, affected or disturbed by reason of the subordination to or any modification of or default under the Mortgage. If the Mortgagee or any successor in interest shall succeed to the rights of Landlord under this Lease, whether through possession, surrender, assignment, subletting, judicial or foreclosure action, or delivery of a deed or otherwise, Tenant will attorn to and recognize such successor-landlord as Tenant's landlord provided the successor-landlord accepts such attornment and recognizes Tenant's rights under this Lease and Tenant's rights of possession and use of the Premises in accordance with the provisions of this Lease.

                                  ARTICLE XIII

                            Miscellaneous Provisions

     13.1 Notices from One Party to the Other. All notices required or permitted under this Lease shall be in writing and delivered by hand, or by overnight mail, or mailed by registered or certified mail, postage prepaid and return receipt requested, addressed if to Tenant to Tenant's Address designated in
Section 1.1 or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, to Landlord's Address designated in
Section 1.1 or such other address as Landlord shall have last designated by notice in writing to Tenant. All notices shall be effective upon delivery to the address of the addressee (even if such addressee refuses delivery thereof).

     13.2 Quiet Enjoyment. Landlord agrees that, so long as no Event of Default has occurred and is continuing, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms and provisions of this Lease.

     13.3 Lease not to be Recorded. Tenant agrees that it will not record this Lease. Both Parties shall, upon the request of either, execute and deliver a notice of this Lease in such form, if any, as may be permitted by Applicable Laws. If this Lease is terminated before the Expiration Date, then the Parties shall execute, deliver and record an instrument acknowledging such fact and the actual date of termination of this Lease.

     13.4 Bind and Inure; Limitation of Landlord's Liability. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, assigns and legal representatives. No individual partner, member, trustee, stockholder, officer, director, manager, employee or beneficiary of Landlord shall be personally liable under this Lease. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of Landlord in the Premises and out of rents or other income from the Premises receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Premises, and the Landlord shall not be liable for any deficiency.

     13.5 Force Majeure. In any case where either Party is required to do any acts, then, except where specifically provided in this Lease and to the contrary, delays caused by or resulting from acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such Party's reasonable control shall not be counted in determining the time during which such acts shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay. This Section 13.5 shall not apply to payment of Base Rent, Additional Rent or any other payments of money required hereunder.

     13.6 Landlord's Default. If Landlord fails to perform or observe any of its covenants or obligations set forth in this Lease, Tenant may give Landlord written notice thereof and, if such failure is not cured by Landlord within thirty (30) days after the delivery of such notice ("Landlord's Default), except that if Landlord's Default cannot be cured within said thirty (30) day period, this period shall be extended for a reasonable additional time, provided that Landlord commences to cure Landlord's Default within the thirty (30) day period and proceeds diligently thereafter to effect such cure), Tenant may (but is under no obligation to) cure Landlord's Default and invoice Landlord for the reasonable third-party out-of-pocket costs, including reasonable attorney's fees, associated with effecting such cure. Landlord shall reimburse Tenant for all costs and expenses within thirty (30) days after receipt of an invoice from Tenant accompanied by reasonable evidence of such costs and expenses, provided that in no event shall Tenant have the right to deduct such sums from the Rent payable by Tenant hereunder. In the event of any dispute under this Section, the prevailing party in such dispute or the party who ultimately recovers any funds hereunder, shall also be entitled to be paid all of its reasonable costs and expenses in pursuing such dispute, including reasonable attorneys fees.

     13.7 Brokerage. The Parties warrant and represent to each other that no broker has negotiated or brought about this transaction other than the Brokers, and Landlord covenants and agrees to pay a brokerage commission to the Brokers in accordance with the provisions of a separate agreement between them. Tenant shall defend, indemnify and save harmless Landlord from and against any claim which may be asserted against Landlord by any person other than the Brokers if
(a) the claim is made in connection with this Lease and (b) Tenant employed the claiming person or entity. Tenant shall reimburse Landlord for reasonable expenses, losses, costs and damages (including reasonable attorneys fees and court costs if Tenant fails or refuses to defend as herein required) incurred by Landlord in connection with such claims. Landlord shall defend, indemnify and save harmless Tenant from and against any claim which may be asserted against Tenant by any person or entity (including the Brokers) if the claim (a) is made in connection with this Lease and (b) arises out of conversations or dealings between Landlord and any claiming broker, excluding compensation due a broker employed by Tenant. Landlord shall reimburse Tenant for reasonable expenses, losses, costs and damages (including reasonable attorneys' fees and court costs if Landlord fails or refuses to defend as herein required) incurred by Tenant in connection with such claims. Landlord and Tenant agree that payment to the Brokers or another broker under this Section 13.7 shall not be a release of either Party from its respective obligation to indemnify the other hereunder or of the rights of each to enforce such indemnity against the other. This Section 13.7 shall survive the expiration or earlier termination of this Lease.

     13.8 Estoppel Certificate. Upon not less than fifteen (15) days' prior notice by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing, addressed to such party as Landlord shall designate in its notice to Tenant, certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against is obligations to pay the Base Rent, Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them, forth in reasonable detail), the dates to which the Base Rent, Additional Rent and other charges have been paid and a statement that Landlord is not in default hereunder (or if in default, the nature of such default, in reasonable detail) and such other statements of fact as Landlord shall reasonably request. Any such statement delivered pursuant to this Section 13.8 may be relied upon by any prospective purchaser or mortgagee of the Premises or any prospective assignee of any Mortgagee.

          During the Term Landlord shall, within fifteen (15) days after receipt of Tenant's request, deliver an estoppel certificate to tenant or any Person or entity designated by Tenant relative to the status of this Lease.

     13.9 Landlord's Consents. No approval or consent hereunder by Landlord, express or implied, in any one case or instance shall be deemed an approval or consent in any other case or instance.

     13.10 Tenant's Post-Termination Obligations. The expiration or termination of this Lease shall not relieve Tenant of any of its obligations hereunder which by their terms or nature Tenant is to perform after such expiration or termination, nor of any indemnity given by Tenant hereunder, all of which shall continue and remain in full force and effect for as long as allowed by Applicable Laws.

     13.11 Applicable Law. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid, or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the Parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the Parties.

     13.12 No Other Agreement. There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.

     13.13 No Representations by Landlord. Neither Landlord nor any agent of Landlord has made any representations or promises with respect to the Premises except as herein expressly set forth, and no rights, privileges, easements or licenses are granted to Tenant except as herein expressly set forth.

     13.14 Time of Essence. Time is of the essence with respect to all terms, conditions and provisions of this Lease.

     13.15 Titles. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

     13.16 "Landlord" and "Tenant". Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective successors, assigns, legal representatives and those claiming through or under them respectively. If there be more than one tenant, then the obligations imposed by this Lease upon Tenant shall be joint and several.

     13.17 Costs; Remedies Not Exclusive. In the event either Party commences a legal proceeding to enforce any of the terms of this Lease, the prevailing Party in such action shall have the right to recover reasonable attorneys' fees and costs from the other Party, to be fixed by the court in the same action. The term "legal proceedings" shall include appeals from a lower court judgment as well as proceedings in the Federal Bankruptcy Court, whether or not they are adversary proceedings or contested matters. The "prevailing Party" shall mean the Party that prevails in obtaining a remedy or relief which more nearly reflects the remedy or relief which the Party sought. The various rights and remedies herein contained and reserved to each of the Parties, except as herein otherwise expressly provided, shall not be considered as exclusive of any other right or remedy of such Party, but shall be construed as cumulative and shall be in addition to every other remedy now or hereafter existing at law, in equity or by statute. No delay or omission of the right to exercise any power or remedy by either Party shall impair any such right, power or remedy or be construed as a waiver of any default or non-performance or as acquiescence therein.

                                   ARTICLE XIV

                               Options to Extend

     14.1 First Option to Extend. On the condition that Tenant is not in default beyond applicable notice and cure periods in the performance of any of its covenants and obligations under this Lease at the time of option exercise, Tenant shall have the option ("Tenant's First Extension Option") to extend the Term for an additional term of five (5) years (herein referred to as the "First Additional Term"), the First Additional Term to commence immediately after the expiration of the Initial Term. If Tenant desires to extend the Term for the First Additional Term, then Tenant shall give notice (the "First Extension Notice") thereof to Landlord no later than the date that is eighteen (18) months prior to the scheduled expiration of the Initial Term. Upon the timely giving of the First Extension Notice, the Term shall be deemed extended upon all of the same terms and conditions set forth in this Lease for the Initial Term, except that the annual Base Rent payable during the First Additional Term (the "First Additional Term Annual Base Rent") shall be equal at the rate of ninety-five percent (95%) of the then current fair market annual rent for five (5) year leases of comparable premises in comparable buildings in the general vicinity of the Building, as determined in accordance with the following paragraph. The First Additional Term Annual Base Rent shall be payable in equal monthly installments in advance on or before the first day of each calendar month during the First Additional Term. Notwithstanding the fact that Tenant's exercise of Tenant's First Extension Option shall be self-executing, as aforesaid, upon the request of either Landlord or Tenant, both Landlord and Tenant shall promptly execute and deliver an amendment to this Lease reflecting the First Additional Term and the First Additional Term Annual Base Rent after Tenant exercises Tenant's First Extension Option. Upon Tenant's timely exercise of Tenant's First Extension Option, the word "Term", wherever it appears in this Lease, shall include the First Additional Term.

     Landlord shall give Tenant written notice (the "First Additional Term Rental Notice") of Landlord's good faith determination of the First Additional Term Annual Base Rent on or before the date that is thirty (30) days after Landlord's receipt of the First Extension Notice. If Tenant does not accept in writing Landlord's determination of First Additional Term Annual Base Rent and if Landlord and Tenant cannot agree in writing on the First Additional Term Annual Base Rent within thirty (30) days after Tenant's receipt of the First Additional Term Rental Notice, Tenant may elect to rescind its exercise of Tenant's First Extension Option by written notice within thirty (30) days after Tenant's receipt of the First Additional Term Rental Notice. In the event that Tenant shall not elect to so rescind, then Landlord and Tenant shall, not later than sixty (60) days after Tenant's receipt of the First Additional Term Rental Notice, each retain a real estate professional with at least ten (10) years' continuous experience in the business of appraising or marketing commercial real estate in the Andover, Massachusetts area. The two (2) real estate professionals referred to in the preceding sentence as well as the Final Professional referred to below in this paragraph shall each be instructed by Landlord and Tenant that, in reaching his or her conclusion as to the First Additional Term Annual Base Rent, he or she shall take into consideration all relevant factors, including, without limitation, current market terms and leasing transactions and tenant concessions, including without limitation, the fact no tenant improvement allowance, free rent, moving expenses or other concessions will be payable to Tenant in connection with its leasing the Premises for the First Additional Term and he or she shall take into consideration the amount of brokerage commissions, if any, payable by Landlord in connection with Tenant's leasing of the Premises for the First Additional Term. The two (2) real estate professional referred to above in this paragraph shall, within thirty (30) days after his or her selection, prepare a written report summarizing his or her conclusion as to the First Additional Term Annual Base Rent. Landlord and Tenant shall exchange such reports; provided, however, that if one Party has not delivered to the other Party such a report within ninety (90) days after Tenant's receipt of the First Additional Term Rental Notice, then the determination set forth in the other Party's report shall be final and binding upon the Parties. If both Parties so deliver reports within such time and the lesser of the two (2) determinations is within ten (10%) percent of the higher determination, then the average of these determinations shall be deemed to be the First Additional Term Annual Base Rent. If these determinations differ by more than ten (10%) percent, then Landlord and Tenant shall mutually select a person with the qualifications stated above (the "Final Professional") to resolve the dispute as to the First Additional Term Annual Base Rent. If Landlord and Tenant cannot agree upon the designation of the Final Professional within thirty (30) days after the exchange of the first valuation reports, then either party may apply to the American Arbitration Association, the Greater Boston Real Estate Board, or any successor thereto, for the designation of a Final Professional. Within ten (10) days after the selection of the Final Professional, Landlord and Tenant shall each submit to the Final Professional a copy of their respective real estate professional's determination of the First Additional Term Annual Base Rent. The Final Professional shall not perform his or her own valuation but rather shall, within thirty (30) days after such submissions, select the submission which is closest to the determination of the First Additional Term Annual Base Rent which the Final Professional would have made acting alone. The Final Professional shall give notice of his or her selection to Landlord and Tenant and such decision shall be final and binding upon Landlord and Tenant.

     Each party shall pay the fees and expenses of its real estate professional and counsel, if any, in connection with any proceeding under this paragraph, and the losing party (i.e., the party whose submission was not selected by the Final Professional) shall pay the fees and expenses of the Final Professional.

     14.2 Second Option to Extend. On the condition that Tenant is not in default beyond applicable notice and cure periods in the performance of any of its covenants and obligations under this Lease at the time of option exercise, Tenant shall have the option ("Tenant's Second Extension Option") to extend the Term for an additional term of five (5) years (herein referred to as the "Second Additional Term"), the Second Additional Term to commence immediately after the expiration of the First Additional Term. If Tenant desires to extend the Term for the Second Additional Term, then Tenant shall give notice (the "Second Extension Notice") thereof to Landlord no later than the date that is eighteen
(18) months prior to the scheduled expiration of the First Additional Term. Upon the timely giving of the Second Extension Notice, the Term shall be deemed extended upon all of the same terms and conditions set forth in this Lease for the First Additional Term, except that the annual Base Rent payable during the Second Additional Term (the "Second Additional Term Annual Base Rent") shall be at the rate of ninety-five percent (95%) of the then current fair market annual rent for five (5) year leases of comparable premises in comparable buildings in the general vicinity of the Building, as determined in accordance with the following paragraph. The Second Additional Term Annual Base Rent shall be payable in equal monthly installments in advance on or before the first day of each calendar month during the Second Additional Term. Notwithstanding the fact that Tenant's exercise of Tenant's Second Extension Option shall be self-executing, as aforesaid, upon the request of either Landlord or Tenant, both Landlord and Tenant shall promptly execute and deliver an amendment to this Lease reflecting the Second Additional Term and the Second Additional Term Annual Base Rent after Tenant exercises Tenant's Second Extension Option. Upon Tenant's exercise of Tenant's Second Extension Option, the word "Term", wherever it appears in this Lease, shall include the Second Additional Term.

     Landlord shall give Tenant written notice (the "Second Additional Term Rental Notice") of Landlord's good faith determination of the Second Additional Term Annual Base Rent on or before the date that is thirty (30) days after Landlord's receipt of the Second Extension Notice. If Tenant does not accept in writing Landlord's determination of Second Additional Term Annual Base Rent and if Landlord and Tenant cannot agree in writing on the Second Additional Term Annual Base Rent within thirty (30) days after Tenant's receipt of the Second Additional Term Rental Notice, Tenant may elect to rescind its exercise of Tenant's Second Extension Option by written notice within thirty (30) days after Tenant's receipt of the Second Additional Term Rental Notice. In the event that Tenant shall not elect to so rescind, then Landlord and Tenant shall, not later than sixty (60) days after Tenant's receipt of the Second Additional Term Rental Notice, each retain a real estate professional with at least ten (10) years' continuous experience in the business of appraising or marketing commercial real estate in the Andover, Massachusetts area. The two (2) real estate professionals referred to in the preceding sentence as well as the Final Professional referred to below in this paragraph shall each be instructed by Landlord and Tenant that, in reaching his or her conclusion as to the Second Additional Term Annual Base Rent, he or she shall take into consideration all relevant factors, including, without limitation, current market terms and leasing transactions and tenant concessions, including without limitation, the fact no tenant improvement allowance, free rent, moving expenses or other concessions will be payable to Tenant in connection with its leasing the Premises for the Second Additional Term and he or she shall take into consideration the amount of brokerage commissions, if any, payable by Landlord in connection with Tenant's leasing of the Premises for the Second Additional Term. The two (2) real estate professional referred to above in this paragraph shall, within thirty (30) days after his or her selection, prepare a written report summarizing his or her conclusion as to the Second Additional Term Annual Base Rent. Landlord and Tenant shall exchange such reports; provided, however, that if one Party has not delivered to the other Party such a report within ninety (90) days after Tenant's receipt of the Second Additional Term Rental Notice, then the determination set forth in the other Party's report shall be final and binding upon the Parties. If both Parties so deliver reports within such time and the lesser of the two (2) determinations is within ten (10%) percent of the higher determination, then the average of these determinations shall be deemed to be the Second Additional Term Annual Base Rent. If these determinations differ by more than ten (10%) percent, then Landlord and Tenant shall mutually select a person with the qualifications stated above (the "Final Professional" ) to resolve the dispute as to the Second Additional Term Annual Base Rent. If Landlord and Tenant cannot agree upon the designation of the Final Professional within thirty (30) days after the exchange of the first valuation reports, then either party may apply to the American Arbitration Association, the Greater Boston Real Estate Board, or any successor thereto, for the designation of a Final Professional. Within ten (10) days after the selection of the Final Professional, Landlord and Tenant shall each submit to the Final Professional a copy of their respective real estate professional's determination of the Second Additional Term Annual Base Rent. The Final Professional shall not perform his or her own valuation but rather shall, within thirty (30) days after such submissions, select the submission which is closest to the determination of the Second Additional Term Annual Base Rent which the Final Professional would have made acting alone. The Final Professional shall give notice of his or her selection to Landlord and Tenant and such decision shall be final and binding upon Landlord and Tenant.

     Each party shall pay the fees and expenses of its real estate professional and counsel, if any, in connection with any proceeding under this paragraph, and the losing party (i.e., the party whose submission was not selected by the Final Professional) shall pay the fees and expenses of the Final Professional.

Executed under seal as of the Date of this Lease.

                                        LANDLORD:

                                        DIRECT INVEST-60 FRONTAGE, LLC,
                                        a Delaware limited liability company


                                        By: /s/ Robert Licht
                                            ------------------------------------
                                        Print Name: Robert Licht
                                                    ----------------------------
                                        Print Title: Authorized Signatory
                                                     ---------------------------


                                        TENANT:

                                        DYNAMICS RESEARCH CORPORATION,
                                        a Massachusetts corporation


                                        By: /s/ James P. Regan
                                            ------------------------------------
                                        Print Name: James P. Regan
                                                    ----------------------------
                                        Print Title: President
                                                     ---------------------------

                                    EXHIBIT A

                          Legal Description of the Land

A certain parcel of land situated on Frontage Road in Andover, Essex County, Massachusetts, shown as "Remaining land 17.06 +/- Acres" on a plan entitled "Plan of Land in Andover, Massachusetts. Owner H.F.L. Realty Trust", dated March 26, 1981, revised July 28, 1981, and August 26, 1981, by Port Engineering Assoc., Inc., recorded with the Essex North District Registry of Deeds as Plan No. 8734, bounded and described, according to said plan, as follows:

EASTERLY by Frontage Road, five hundred seventeen and 18/100 517.18) feet;

SOUTHEASTERLY   by land now or formerly of Raytheon Company, as shown on said plan, two hundred ninety-one and 60/100 (291.60) feet;

SOUTHWESTERLY   by Osgood Street, by five lines measuring, respectively, one hundred thirty and 14/100 (130.14) feet, one hundred
                ninety-eight and 83/100 (198.83) feet, one hundred eighty and
                90/100 (180.90) feet, two hundred and 39/100 (200.39) feet, and eighty-two and 20/100 (82.20) feet;

WESTERLY by Lot A, as shown on said plan, two hundred twenty-three and 98/100 (223.98) feet;

NORTHERLY       by the same, eighty-two and 82/100 (82.82) feet;

WESTERLY        again by the same, two hundred sixty and 00/100 (260.00) feet;

NORTHWESTERLY   again by the same, two hundred forty-three and 54/100 (243.54)
                feet;

SOUTHWESTERLY   again by the same, two hundred ninety and 00/100 (290.00) feet;

NORTHERLY       by land now or formerly of Endrock Associates, as shown on said plan, two hundred fifty and 33/10 (250.33) feet;

NORTHEASTERLY   by land of Raytheon Company, as shown on said plan, by three lines measuring, respectively, two hundred forty-two and 55/100
                (242.55) feet, one hundred eighty-nine and 52/100 (189.52) feet, and ninety-eight and 76/100 (98.76) feet;

SOUTHEASTERLY   again by the same, nine and 51/100 (9.51) feet; and

NORTHEASTERLY   again by the same, one hundred fourteen and 02/100 (114.02)
                feet;

containing 17.06 acres of land, more or less, according to said plan.

                                    EXHIBIT B

                            Form of Letter of Credit

[Insert Landlord's Name]
[Insert Landlord's Address]

Dear Sir or Madam:

     Brown Brothers Harriman ("BANK"), of __________________, _______________,
hereby issues its Irrevocable, Unconditional Letter of Credit in favor of _______________________, a _________________________, and/or its successors and assigns ("LANDLORD"), for the account of ___________________, a ___________________ ("TENANT"), up to the aggregate amount of $______________, available at sight by the drafts of Landlord on the Bank. Drafts drawn on this Letter of Credit will be honored when presented, accompanied only by a letter or certificate signed by a representative of Landlord stating that Landlord is entitled to draw on this Letter of Credit under the terms of Section 5.8 of the Lease, dated as of ________________, 200___, between Landlord and Tenant (the "Lease"). Multiple and partial draws shall be permitted hereunder. This Letter of Credit is transferable in whole or in part. The Bank shall look solely to Tenant for payment of any fee for such transfer. Such payment is not a condition to transfer.

     The Bank shall be entitled (and required) to rely upon the statements contained in the above-described letter or certificate and will have no obligation to verify the truth of any statements set forth therein.

     The Bank hereby agrees with drawers, endorsers, and bona fide holders of this Letter of Credit that all drafts drawn by reason of this Letter of Credit and in accordance with the above conditions, will meet with due honor when presented at the office of the Bank in _______________, _______________.

     The obligations of the Bank shall not be subject to any claim or defense by reason of the invalidity, illegality or inability to enforce any of the agreements set forth in the Lease.

     This Letter of Credit is subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision) fixed by the International Chamber of Commerce (publication 500) when not in conflict with the express terms of this Letter of Credit.

     This Letter of Credit shall terminate at 3:00 p.m. Eastern Standard [or Daylight Savings] Time on _________________________ [Insert date 45 days following scheduled expiration of third Lease Year] which shall be the final expiration date of this Letter of Credit; provided, that our obligation to make any payment hereunder in respect of a drawing request made prior to the expiry hereof shall continue until payment is made:

     Amounts drawn upon this Letter of Credit are to be endorsed on the reverse side of this Letter of Credit by the negotiating bank.

     THIS LETTER OF CREDIT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES THAT MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF

THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                                        ----------------------------------------
                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------